POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of The Prudential Insurance Company of America [“Prudential”], constitutes and appoints KATHLEEN P. DECELIE, MICHAEL P. DESIMONE, CLAUDIA DIGIACOMO, ELIZABETH L. GIOIA, MELISSA A. GONZALEZ, RICHARD H. KIRK, CHRISTOPHER J. MADIN, JACOB MANZOOR, SUMY MCELENEY, IDA COLON-PEREZ, MICHAEL A. PIGNATELLA, DEBRA RUBANO, BAO CHAU RULAND, and DOUGLAS E. SCULLY, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission [the “Commission”], in connection with where appliable: Registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Prudential filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of March, 2026.

/s/ Andrew F. Sullivan
Andrew F. Sullivan
Chairman of the Board, President and Chief Executive Officer

IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of January, 2026.

/s/ Robert E. Boyle
Robert E. Boyle
Controller, Principal Accounting Officer and Senior Vice President

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of November, 2025.

/s/ Gilbert F. Casellas
Gilbert F. Casellas
Director

/s/ Carmine Di Sibio
Carmine Di Sibio
Director

/s/ Yanela C. Frias
Yanela C. Frias
Chief Financial Officer and Executive Vice President

/s/ Martina Hund-Mejean
Martina Hund-Mejean
Director

/s/ Wendy E. Jones
Wendy E. Jones
Director

/s/ Sandra Pianalto
Sandra Pianalto
Director

/s/ Christine A. Poon
Christine A. Poon
Director

/s/ Thomas D. Stoddard
Thomas D. Stoddard
Director

/s/ Michael A. Todman
Michael A. Todman
Lead Director

/s/ Joseph J. Wolk
Joseph J. Wolk
Director

Schedule A

The Prudential Variable Contract Account-2 [Reg. No. 811-01612] and group variable annuity contracts [Reg. No. 002-28316], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-10 [Reg. 811-03421] and group annuity contracts [Reg. No. 002-76580], to the extent they represent participating interest in such account;

The Prudential Variable Contract Account-11 [Reg. No. 811-03422] and group annuity contracts [Reg. No. 002-76581], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-24 [Reg. No. 811-05053] and group annuity contracts [Reg. No. 033-12362], to the extent they represent participating interests in such account;

The Prudential Investment Plan Account [Reg. No. 811-01850] and Systematic Investment Plan Contracts [Reg. No. 002-52715]; to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account [Reg. No. 811-01848] and Variable Annuity Contracts [Reg. No. 002-52714], to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account-2 [Reg. No. 811-01849] and Variable Annuity Contracts [Reg. No. 002-52589 and Reg. No. 002-59232], to the extent they represent participating interests in such account;

The Prudential Individual Variable Contract Account [Reg. No. 811-03622] and Individual Variable Annuity Contracts [Reg. No. 033-25434 and Reg. No. 002-80897], to the extent they represent participating interests in such account;

The Prudential Qualified Individual Variable Contract Account [Reg. No. 811-03625] and Individual Variable Annuity Contracts [Reg. No. 002-81318], to the extent they represent participating interests in such account;

The Prudential Variable Appreciable Account [Reg. No. 811-05466] and Variable Life Insurance Contracts [Reg. No. 033-20000, Reg. No. 033-25372, Reg. No. 333-64957, and Reg. No. 033-61079], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account GI-2 [Reg. No. 811-07545] and Group Variable Life Insurance Contracts [Reg. No. 333-01031 and Reg. No. 333-137572], to the extent they represent participating interest in such account;

The Prudential Discovery Premier Group Variable Contract Account [Reg. No. 811-09799] and group annuity contracts [Reg. No. 333-95637], to the extent they represent participating interests in such account; and

The Prudential Discovery Select Group Variable Contract Account [Reg. No. 811-08091] and group annuity contracts [Reg. No. 333-23271], to the extent they represent participating interests in such account.